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                                                                    EXHIBIT 10.5

This Sublease (Sublease) is made this 4th day of January, 1999 by and between HI/FN, Inc., a Delaware corporation ("Sublandlord") and NETFLIX.COM, Inc. a California corporation ("Subtenant").

                                   RECITALS

A. Sublandlord, as Tenant, is leasing from 750 University, a Limited Liability Corporation (Landlord) those certain premises located at 750 University Avenue, Los Gatos, California (Premises) pursuant to that certain lease dated November 13, 1997 (Master Lease). Subtenant acknowledges having received and reviewed a copy of the Master Lease.

B. Sublandlord desires to lease to Subtenant and Subtenant desires to lease from Sublandlord a portion of the Premises consisting of approximately eleven thousand eight hundred and fourteen (11,814) rentable square feet, located on the ground floor (the Sublease Premises") as shown on Exhibit E attached hereto, on the terms and conditions set forth in this Sublease.

NOW, THEREFORE, the parties hereto agree as follows:

1.   PREMISES.

     Sublandlord leases to Subtenant and Subtenant hires from Sublandlord the Sublease Premises, together with the appurtenances thereto.

2.   INCORPORATION OF MASTER LEASE.

     This Sublease is subject to all of the terms and conditions of the Master Lease and Subtenant hereby accepts, assumes and agrees to perform during the term of this Sublease all of the obligations of Sublandlord as Tenant under the Master Lease to the extent applicable to the Sublease Premises and all of the terms and conditions of this Sublease. The terms and conditions of the Master Lease are incorporated in this Sublease, except that (i) unless stated to the contrary below, each reference in the incorporated paragraphs to "Lease" shall be deemed a reference to this "Sublease", each reference to the "Landlord" shall be deemed a reference to the "Sublandlord", each reference to the "Tenant" shall be deemed a reference to the "Subtenant", each reference to the "Premises" shall be deemed a reference to the "Sublease Premises", each reference to the "Term" shall be deemed a reference to the "Sublease Term", each reference to the "Rent" shall be deemed a reference to the "Rent" as described in Section 6 of this Sublease, and (ii) the following terms and conditions of the Master Lease shall be excluded or modified as follows: the first and second sentences of the first paragraph of the recitals, Paragraphs 1, 2, 3, 4, 5, 7, 8, 9, and 11 of the Summary of Lease, and Paragraphs 2, 3, 4, 5, the last sentence of the third paragraph of Paragraph 8, the last sentence of the first

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     paragraph of Paragraph 9, the fourth sentence of the third paragraph of
     Paragraph 11, the last sentence of the first paragraph and the entire last paragraph of 12, 13, the last sentence of the last paragraph of Paragraph 15, 22, the first sentence of Paragraph 27, the second and third sentences of the second paragraph of Paragraph 29, 37, 47, the entire second paragraph of Paragraph 49, 51, 52, 54, 55, 56, 57, and the Lease Guaranty, Exhibits A, C, C-1 and D of the Master Lease are not incorporated herein, and each reference to Landlord in Sections 15, 16, 21, 30, 35 and 36 shall be deemed to refer to Landlord only and not to Sublandlord.

     Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease incorporated herein or modified hereby. In the event of the termination for any reason of Sublandlord's interest as Tenant under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublandlord to Subtenant; except that if this Sublease terminates as a result of a default of one of the parties hereto, whether under this Sublease, the Master Lease, or both, the defaulting party shall be liable to the non-defaulting party for all damages suffered by the non-defaulting party resulting from such termination.

3.   SUBLANDLORD'S OBLIGATIONS.

     Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord as tenant under the Master Lease with respect to the Sublease Premises. Sublandlord covenants and agrees with Subtenant that Sublandlord shall perform all other obligations of Tenant pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublease Premises. Sublandlord also agrees that Sublandlord will act as a conduit to transmit any instructions or requests by Subtenant to Landlord.

4.   TERM.

     The term of this Sublease shall be for a period of twenty-four (24) months commencing on the date that is the later of (i) February 1, 1999 or (ii) the date Sublandlord delivers to Subtenant possession of the Sublease Premises in broom clean condition with all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Sublease Premises for Sublessee's intended use (the "Commencement Date") and ending on January 31, 2001 (the "Sublease Term,") In the event Sublandlord is unable to deliver possession of the Sublease Premises at the commencement of the Sublease Term, with the voice and data wiring referred to in. Exhibit G installed by Sublandlord, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable nor shall the term hereof be extended by such delay; provided, however, that Subtenant shall not be liable for rent until such time as Sublandlord offers to deliver possession of the Sublease Premises to Subtenant. Notwithstanding anything to the contrary herein, if the Commencement Date has not occurred prior to March 1, 1999, then, in addition to Subtenant's other rights and remedies. Subtenant may terminate the Sublease by written notice to Sublandlord,

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     whereupon any monies previously paid by Subtenant to Sublandlord shall be reimbursed to Subtenant.

5.   USE.

     Subtenant shall use the Sublease Premises for general office and research and development and for no other purpose.

6.   RENTAL.

     (a) Subtenant shall pay to Sublandlord as rent for the Sublease Premises, in advance, on the first day of each calendar month during the Sublease Term, without deduction, offset, prior written notice or demand; in lawful money of the United States, the sum of Thirty-six Thousand Six Hundred Twenty-three and 40/100ths Dollars ($36,623.40) (see Rent Schedule, "Exhibit F"). If the Commencement Date is not the first day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences.

     (b) Except as provided in subparagraph (a) above, on or before the Commencement Date, Subtenant shall pay Sublandlord the sum of Thirty-six Thousand Six Hundred Twenty-three and 40/100ths Dollars ($36,623.40) as rent for the first month of the Sublease Term.

     (c) Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Seventy-three Thousand Two Hundred Forty-six and 80/100ths Dollars ($73,246.80) as a non-interest bearing security deposit for Subtenant's performance under this Sublease. Within thirty (30) days after Subtenant has vacated the Sublease Premises at the expiration or earlier termination of the Sublease Term, the amount paid as security deposit shall be returned to Subtenant after first deducting any sums that are needed by Sublandlord to cure defaults of Subtenant under this Sublease or compensate Landlord for damages for which Subtenant is liable pursuant to this Sublease.

7.   SURRENDER AT END OF TERM.

     Subtenant agrees to surrender the Sublease Premises on expiration or earlier termination of the Sublease Term, in the same condition and repair as received on the Commencement Date, acts of God, condemnation, casualty, hazardous materials not released by Subtenant, and reasonable wear and tear excepted. In addition, on or prior to the expiration or earlier termination of this Sublease, at Sublandlord's option, Subtenant shall remove, at Subtenant's sole cost and expense, all telephone, other communication, computer and any other cabling and wiring or any sort installed in the space above the suspended ceiling of the Sublease Premises or anywhere else in the Sublease Premises and shall promptly repair any damage to the suspended ceiling, lights, light fixtures, walls and any other part of the Sublease Premises resulting from such removal.

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8.   LANDLORD'S WRITTEN CONSENT.

     This Sublease is conditioned upon and effective only upon obtaining the written consent of Landlord. Sublandlord shall use reasonable efforts to obtain Landlord's consent as soon as possible. If, however, Landlord's consent has not been obtained by February 1, 1999, then Subtenant shall have the right to terminate this Sublease, in which event Sublandlord shall promptly refund to Subtenant all amounts theretofore paid by Subtenant hereunder.

9.   NOTICES.

     All notices and demands of any kind given by Sublandlord or Subtenant hereunder shall be in writing and sent by the United States mail, postage prepaid, by overnight courier or by personal delivery. All such notices and demands shall be addressed to Sublandlord or Subtenant, as the case may be, at the addresses set forth below their respective signatures or at such other addresses as they may designate from time to time, and shall be effective upon receipt.

10.  INSURANCE.

     Insurance requirements pertaining to Sublandlord as Tenant under Paragraph 11 of the Master Lease shall also apply to Subtenant.

11.  BROKER.

     Sublandlord and Subtenant represent and warrant to each other that, with the exception of Mike Filice of CPS, the Commercial Property Services Company, and Bob Shepherd of Colliers International, no brokers were involved in connection with the negotiation or consummation of this Sublease. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorney's fees) incurred by said party as a result of a breach of this representation and warranty by the other party. Sublandlord shall pay all commissions due and owing to CPS and Colliers International arising out of and in connection with the Sublease.

12.  SIGNAGE.

     Sublandlord shall use reasonable efforts to provide Subtenant with Project directory signage reasonably satisfactory to Subtenant.

13.  SUBLANDLORD'S COVENANTS.

     Sublandlord shall (i) keep the Master Lease in effect; (ii) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder without, in each instance, Subtenant's prior written

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     consent; (iii) pay the rent due and perform all of Sublandlord's other obligations under the Master Lease, except to the extent that Subtenant is obligated to perform such other obligations under the Sublease; (iv) not take any action or omit to take any action that could cause or constitute a breach of the Master Lease or otherwise give rise to a right of Landlord to terminate the Master Lease or declare any provision thereof to have become ineffective; (v) enforce performance of all obligations of Landlord under the Master Lease; and (vi) immediately send Subtenant copies of any notices received by Sublandlord from Landlord that could affect Subtenant's use of the Sublease Premises or rights under the Sublease, including, without limitation, any notices of default under the Master Lease. In enforcing performance of all such obligations of Landlord, Sublandlord shall, upon Subtenant's written request, immediately notify Landlord of its nonperformance under the Master Lease and request that Landlord perform its obligations under the Master Lease.

14.  SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES.

     (a) As an inducement to Subtenant to enter into this Sublease, Sublandlord represents and warrants that (i) the form of the Master Lease as Exhibit "A" is true, correct and complete and has not been modified in any respect; and (ii) to the best of Sublandlord's knowledge, both the Master Lease is in full force and effect, and there exists no default or event of default under the Master Lease by either Landlord or Sublandlord, nor has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default.

     (b) In addition, Sublandlord warrants and represents that, as of the Commencement Date, (i) the Sublease Premises will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions, and restrictions, (ii) the Sublease Premises will be in good and clean operating condition and repair, and (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Sublease Premises will be in good operating condition and repair. Sublandlord shall, promptly after receipt of notice from Subtenant, remedy or cause to be remedied any non-compliance with such warranty at Sublandlord's sole cost and expense.

15.  ADDITIONAL RENT.

     This is a full-service gross sublease. Subtenant's only obligation with regard to the repair and maintenance of the Sublease Premises shall be to keep the Sublease Premises in a clean and sanitary condition. Sublandlord shall, at Sublandlord's sole cost, maintain the Sublease Premises and all systems serving the Sublease Premises in good working condition and repair throughout the Sublease Term. Subtenant's base rent constitutes the entire consideration payable by Subtenant. Under no circumstances shall Subtenant be obligated to pay any items of additional rent required to be paid under the Master Lease, including, without limitation, Direct Expenses, rent escalation charges, common area

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     maintenance charges, real estate taxes, or insurance charges (as defined in
     Paragraphs 4 and 5 of the Master Lease).

16.  ABATEMENT OF RENT.

     Subtenant shall be entitled to, and benefit from, any rental abatement granted Sublandlord under the Master Lease, but only to the extent that such abatement relates to the Sublease Premises.

17.  WAIVER OF SUBROGATION.

     Notwithstanding anything to the contrary contained in the Sublease or the Master Lease, the parties hereto, including Landlord by reason of its consent hereto, each release the others and their respective agents, employees, successors, assignees and subtenants from all liability for injury or damage to any property to the extent specified in Paragraph 11 of the Master Lease.

18.  INDEMNITY.

     Except to the extent caused by any default of Subtenant, its agents, employees, contractors or invitees, Sublandlord shall indemnify, defend with counsel reasonably acceptable to Subtenant, and hold Subtenant harmless from and against any and all losses, costs, claims, liabilities and damages (including, without limitation, reasonable attorneys' and experts' fees) caused by or arising in connection with (i) a breach of Sublandlord's obligations under the Sublease; (ii) a breach of Sublandlord's obligations under the Master Lease, unless cause by Subtenant's breach of its parallel obligations under the Sublease; or (iii) the negligence or willful misconduct of Sublandlord, its employees, contractors, agents or invitees.

19.  APPROVALS.
     ---------

     Whenever the Sublease requires an approval, consent, designation, determination, selection or judgment by either Sublandlord or Subtenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

20.  REASONABLE EXPENDITURES.

     Any expenditure by a party permitted or required under the Sublease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

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     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first set forth above.

SUBLANDLORD:                            SUBTENANT:

HI/FN, INC.,                            NETFLIX.COM. INC.,
a Delaware corporation                  a California corporation


By: /s/ R. J. Farnham                   By: /s/ Rood Hastings
    -------------------------------         --------------------------------

Name: R. J. Farnham                     Name: Rood Hastings
      -----------------------------           ------------------------------

Its: President                          Its: President
     ------------------------------          -------------------------------

Date: 1-6-99                            Date: 3 JAN 98
      -----------------------------           ------------------------------

By: /s/ William R. Walker               By: /s/ Marc Randolph
    -------------------------------         --------------------------------

Name: William R. Walker                 Name: Marc Randolph
      -----------------------------           ------------------------------

Its: Secretary                          Its: Secretary
     ------------------------------          -------------------------------

Date: JAN 6 1999                        Date: 5 Jan 98
      -----------------------------           ------------------------------

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                        LANDLORD'S CONSENT TO SUBLEASE

THIS CONSENT (Consent) is given by 750 University, a Limited Liability Corporation (Landlord) to that certain Sublease dated January 4, 1999, (the Sublease) by and between HI/FN, Inc., a Delaware corporation ("Sublandlord") and NETFLIX.COM, Inc, a California corporation ("Subtenant"), subject to the following terms and conditions:

1. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Sublease.

2. Landlord is not a party to the Sublease and has no obligations or duties to Subtenant or Sublandlord under the Sublease and any provisions therein purporting to obligate and/or bind Landlord or limit Landlord's rights under the Master Lease in any way are deemed null and void. Notwithstanding any provision to the contrary in the Sublease, Subtenant shall have no greater rights than Sublandlord has as Tenant under the Master Lease.

3. This Consent shall only apply to this Sublease and shall not be deemed to be a consent to any other or further sublease or a waiver of any of the provisions of the Master Lease.

4. By consenting to the Sublease, Landlord waives none of its rights against the Sublandlord as Tenant under the Master Lease. The Sublease is and shall remain at all times subject to and subordinate in all respects to the Lease.

5. This Consent shall not modify or amend or be deemed to modify or amend the Master Lease in any way, or to impose on Landlord any obligation to provide notice to, or obtain consent from, Subtenant with respect to amendments, defaults, waivers or any other matters pertaining to the Master Lease or to the Premises covered by the Master Lease. Any waiver by Landlord of its rights shall be made only in writing and signed by Landlord.

6. Upon the expiration or earlier termination of the Master Lease, the Sublease shall automatically and without notice or demand, terminate and Subtenant agrees promptly to surrender the Sublease Premises to Landlord upon such termination without compensation from Landlord.

7. This Consent shall not be effective until receipt by Landlord of a counterpart or counterparts of this Consent duly executed by Sublandlord and Subtenant, each acknowledging its agreement to the terms and conditions specified in this Consent.

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8.   Notwithstanding anything to the contrary herein, Landlord specifically agrees to paragraph 17 of the Sublease entitled "Waiver of Subrogation."

LANDLORD
750 University, a Limited Liability Corporation


By: /s/ Birk S. McCandless                   By: /s/ Barry McCarthy
    -----------------------------------          -------------------------------
Name: Birk S. McCandless                     Name: _____________________________
      ---------------------------------
Its: President                               Its: Secretary

Date: 1/11/99                                Date: _____________________________
      ---------------------------------

EACH OF THE UNDERSIGNED HEREBY ACKNOWLEDGE THAT IT HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS SPECIFIED IN THE FOREGOING CONSENT AND AGREES TO ALL SUCH TERMS AND CONDITIONS.

SUBLANDLORD                                  SUBTENANT

HI/FN, INC.,                                 NETFLIX.COM. INC.,
a Delaware corporation                       a California corporation


By: /s/ R.J. Farnham                         By: /s/ Reed Hastings
    -----------------------------------          -------------------------------

Name: R.J. Farnham                           Name: Reed Hastings
      ---------------------------------            -----------------------------

Its: President                               Its: President
     ----------------------------------           ------------------------------

Date: 1-6-99                                 Date: 3 JAN 98
      ---------------------------------            -----------------------------

By: /s/ William R. Walker                    By: /s/ Marc Randolph
    -----------------------------------          -------------------------------

Name: William R. Walker                      Name: Marc Randolph
      ---------------------------------            -----------------------------

Its: Secretary                               Its: Secretary
     ----------------------------------           ------------------------------

Date: JAN 9 1999                             Date: 5 Jan 98
      ---------------------------------            -----------------------------

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